Exhibit 14(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 21, 2022, relating to the financial statements and financial highlights of First Trust High Income Long/Short Fund, appearing in the Annual Report on Form N-CSR of First Trust High Income Long/Short Fund for the year ended October 31, 2022 and to our report dated February 24, 2023, relating to the financial statements and financial highlights of First Trust/abrdn Global Opportunity Income Fund, appearing in the Annual Report on Form N-CSR of First Trust/abrdn Global Opportunity Income Fund for the year ended December 31, 2022, and to the references to us under the headings “Financial Highlights” and “Other Service Providers” in the Proxy Statement/Prospectus, and “Representations and Warranties” in the Form of Agreement and Plan of Reorganization, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

October 23, 2023